TERMINATION AGREEMENT

      This TERMINATION AGREEMENT (this "Agreement"), executed and delivered as of this 1st day of January, 1998 by and between CONVERSION TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation ("Company"), and JACK D. HAYS, JR., an individual ("Employee").

      WHEREAS, Company and Employee entered into that certain Employment Agreement dated as of July 2, 1997 (the "Employment Agreement") pursuant to which Employee has rendered certain services to Company in his capacity as a Vice-President - Sales and Marketing; and

      WHEREAS, the parties accordingly now desire to terminate the Employment Agreement.

       NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree to as follows:

      1. Termination of Employment Agreement. Upon the Effective Time (defined below), the Employment Agreement shall hereby be terminated without further action by any of the parties hereto and without further rights and obligations on the part of Company and Employee with respect thereto except as expressly described hereafter, and the Employment Agreement shall be void and of no further force or effect, except as expressly described hereafter; in particular,
(i) Section 7(c)(3)(D) of the Employment Agreement which describes the Company's obligation to maintain all insurance and other provisions for indemnification, defense or hold-harmless with respect to Employee in effect at the time of Notice of Termination (as defined therein), and (ii) Section 8 of the Employment Agreement outlining the confidentiality obligations of Employee shall survive in accordance with the exact respective terms of such provisions.

      2. Employee's Stock Options

      The parties hereto acknowledge that Employee was granted certain stock options (the "Options") pursuant to a certain incentive stock option agreement (the "Stock Option Agreement"), including 20% of such Options which vested upon execution of the Employment Agreement. The parties hereto acknowledge in light of good and valuable consideration provided by Company to Employee hereunder and otherwise, (i) all of the Options shall be surrendered and not exercised by Employee upon execution hereof and Employee will not exercise or assign such Options pending such surrender; and (ii) to the extent such Options were vested, whether exercised or not, Employee hereby forfeits all such Options by accepting the terms hereof and as the result of his resignation.

      3. Employee's Other Compensation. On the date hereof, Employee shall be paid by the Company an amount equal to $18,000.00, less customary tax and insurance withholding amounts, including federal taxes, social security and unemployment taxes/insurance. Company and Employee hereby agree that such amount represents all remaining sums due and payable with respect to his annual salary through the Effective Time (as defined below) and inclusive of all amounts owing as accrued vacation pay and reasonable and customary business expenses accrued or incurred prior to the Effective Time and for which Employee has submitted an expense report which has been approved by the Company.

      4. Resignation. Upon the Effective Time, Employee hereby resigns from all offices he holds with the Company.

      5. No further monies owed; taxes. Employee acknowledges and agrees that other than the benefits provided under COBRA, no further securities, benefits or other monies are owed to Employee by Company or arising out of his employment with the Company.

      6. Release. Upon execution of this Agreement and except for the Options described in Section 2 hereof, Employee hereby remises, releases, quitclaims, satisfies, and forever discharges the Company, together with its officers, directors, employees, agents and other representatives (the "Released Parties") of and from all, and all manner of action and actions, cause and causes of action, suites, debts, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, arising out of, or related to Employee's employment with the Company or separation therefrom, or the Stock Option Agreement, whether known or unknown, in law or in equity, including, but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Older Workers Benefits Protection Act, the Employee Retirement Income Security Act ("ERISA"), the Florida Civil Rights Act of 1992, as amended, or under any other federal, state or local anti-discrimination law, statute or ordinance, or any claim under the Fair Labor Standards Act, including but not limited to claims for overtime, liquidated damages, penalties, interest, costs and attorneys' fees; provided, however, that Employee does not release Company any claims, liabilities and obligations arising under this Agreement.

      7. Non-solicitation. For a period of one year commencing on the Effective Time, Employee shall not, directly or indirectly, solicit, or assist any other person or entity to solicit, any employee of the Company to terminate his or her employment with the Company, or, at any time within such period, directly or indirectly, hire, or assist any other person or entity to hire as an employee, consultant, independent contractor, or in any other capacity, the services of any such employee, for as period of one (1) year following the termination of any such person's employment, consulting, independent contractor, or similar business relationship with the Company.

      8. Non-Disparagement. Employee and the Company agree that they each shall refrain from making any written or oral statement or taking any action which he or it knows or reasonably should know to be an untrue, disparaging, or negative comment concerning the other.


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

      9. Agreement not to Institute Action. Employee agrees not to, directly or indirectly, institute an administrative proceeding or lawsuit against the Company upon any basis outlined in Section 6 hereof, or upon any existing stock option agreement, and represents and warrants that, to the best of his knowledge, no other person or entity has initiated or is authorized to initiate such administrative proceedings or lawsuit on his behalf.

      10. Effective Time. The "Effective Time" for purposes of this Agreement shall mean December 31, 1997.

      11. Sufficient time to review. Employee acknowledges and agrees that he has had sufficient time to review this Agreement, that be has the right to consult with legal counsel and other professional persons unrelated to the Company regarding this Agreement, and that he has received all information he requires from the Company in order to make a knowing and voluntary release and waiver of all claims against the Company.

      12. Right of Rescission. Employee acknowledges and agrees that be has had twenty-one (21) days from the date of his initial receipt of this Agreement to review same with his attorney, and that by this Agreement, he is receiving consideration in addition to that which he is already entitled. Employee further acknowledges and agrees that he has seven (7) days from the date of his signature below to rescind this Agreement by providing notice to the Company in writing. If Employee does rescind this Agreement within the seven (7) day period set forth herein, then this Agreement shall be null and void.

      13. Miscellaneous.

            (a) This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to principles of conflict of laws.

            (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

            (c) If any provision of this Agreement is invalidated by a Court of competent jurisdiction, then all of the remaining provisions of this Agreement shall remain in full force and effect, provided that both parties may still effectively realize the complete benefit of the promises and considerations conferred hereby.

            (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes in its entirety any and all agreements or communications, whether written or oral, previously made in connection with the matters herein. Any agreement to amend or modify the terms and conditions or this Agreement must be in writing and executed by the parties hereto,


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

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement, as of the date first written above.

                                     CONVERSION TECHNOLOGIES INTERNATIONAL, INC:


                                     By /s/ William Amt
                                        -----------------
                                     Name: William Amt
                                           --------------
                                     Title: President
                                            -------------


WITNESS:


/s/ [ILLEGIBLE]
--------------------

Gary Jellem
--------------------
Print Name


                                     EMPLOYEE

                                     /s/ Jack D. Hays, Jr.
                                     --------------------
                                     JACK D. HAYS, JR.


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